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                                                                    EXHIBIT 99.1


                        AMERICAN CLAIMS EVALUATION, INC.
                          REPORTS FIRST QUARTER RESULTS


JERICHO, NY, August 11, 2003: American Claims Evaluation, Inc. (NASDAQ:AMCE) announced revenues of $305,749 and a net loss of $88,831 ($.02 net loss per share) for the three month period ended June 30, 2003 as compared to revenues of $312,466 and a net loss of $48,695 ($.01 net loss per share) for the three months ended June 30, 2002.

                                                          THREE MONTHS ENDED
                                                   -----------------------------
                                                     06/30/03         06/30/02
                                                   -----------      ------------
                                                            (UNAUDITED)
Revenues                                           $   305,749      $   312,466

Operating loss                                        (113,247)        (106,635)

Loss before income tax expense (benefit)               (85,831)         (66,695)

Net loss                                              ($88,831)        ($48,695)

Net loss per share - basic                              ($0.02)          ($0.01)
                                                   ===========      ===========
Net loss per share - diluted                            ($0.02)          ($0.01)
                                                   ===========      ===========
Weighted average shares - basic                      4,259,800        4,259,800
Weighted average shares - diluted                    4,259,800        4,259,800



American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.



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